Addendum No. 1 to the Share Purchase Agreement

This Addendum No. 1 (this "**Addendum**") to the Share Purchase Agreement (the "**SPA**"), dated September 29, 2022, is entered into as of December 4, 2024 (the "**Effective Date**"), by and among Nest Egg Investments, LLC, a Delaware limited liability company ("**Nest Egg**"), AI Unlimited Group, Inc. a Delaware corporation (*f.k.a.* Lever Corp) ("**AI Unlimited**"), Xiaoqiang Ji and Zhi Lu (collectively with Xiaoqiang 'Bruce' Ji as the "**Sellers**"). The parties hereto are sometimes referred to herein as a "**Party**" and collectively as the "**Parties**." Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the SPA.

WHEREAS, the Sellers collectively [owned/own] 10,000,000 share of common stock (the "**BeyondTrade Shares**") of BeyondTrade Securities Inc. a Delaware corporation ("**BeyondTrade**") representing the 100% equity of BeyondTrade;

WHEREAS, pursuant to the SPA, Nest Egg previously paid an aggregate price of $108,000 to the Sellers for the BeyondTrade Shares;

WHEREAS, the Parties wish to amend the SPA to replace Nest Egg with AI Unlimited as the purchaser of the BeyondTrade shares, such that all references to "Nest Egg" as the purchaser in the SPA shall instead refer to "AI Unlimited";

WHEREAS, the Parties and AI Unlimited ("**AI Unlimited**") would like to issue 700,000 shares of AI Unlimited common stock (the "**AI Shares**") to Xiaoqiang 'Bruce' J & Zhi Lu.

NOW, THEREFORE, in consideration of the respective representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1. The Parties hereby agree that AI Unlimited shall replace Nest Egg as the purchaser under the SPA. All references to Nest Egg as the purchaser in the SPA shall be deemed to refer to AI Unlimited, and AI Unlimited shall assume all rights, obligations, and liabilities of the purchaser under the SPA as of the Effective Date.
2. The Parties hereby agree to issue AI Shares to Bruce Ji; notwithstanding the foregoing the issuance of the AI Shares shall be subject to Financial Industry Regulatory Authority ("**FINRA**") approving the proposed acquisition of BeyondTrade pursuant to the Exchange Agreement and the resultant change of control (the "**FINRA Approval**").
3. The Parties agree that AI Shares shall be issued within seven (7) business days of the date of the of signing this addendum.

4. The Parties agree that, Bruce Ji, on behalf of himself and any successor entity, agrees that, without the prior written consent of AI Unlimited, he will not, for a period of 12 months the date of tranches issued (the "**Lock-Up Period**"), (i) offer, pledge, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of AI Unlimited or any securities convertible into or exercisable or exchangeable for shares of capital stock of AI Unlimited; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the AI Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of AI Shares, in cash or otherwise; (iii) make any demand for or exercise any right with respect to the registration of any AI Shares; or (iv) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any AI Shares.

5. Both Bruce Ji and Zhi Lu agree to serve as FINRA-registered principals and provide services to BeyondTrade for a minimum of 24 months. Their roles are integral to the issuance of these shares. Should either individual's service agreement be terminated before completing the 24-month period, a prorated forfeiture of the shares may apply unless otherwise agreed in writing by AI Unlimited and the individuals.

6. The Parties agree that the transition of ownership and operational control of BeyondTrade to AI Unlimited will be completed within **60 days of the FINRA Approval**.

7. **Operational Launch and Staffing**: AI Unlimited agrees to establish a physical office and hire an initial team of 3–5 staff members to begin running BeyondTrade's business operations within **90 days of the FINRA Approval**.

8. To ensure a smooth transition and effective operation of BeyondTrade under AI Unlimited, the Company will establish a fund for initial operations with a minimum of **$250,000 USD** to cover expenses, staffing, and other required investments.

9. The Parties agree that Bruce Ji's role as a FINRA-registered principal and his obligation to provide services to BeyondTrade for a minimum of 24 months is integral to the issuance of these shares. Should his service agreement be terminated prior to the completion of the 24-month period, a prorated forfeiture of the shares may apply, unless otherwise agreed upon in writing by AI Unlimited and Bruce Ji.

10. Except as set forth in this Addendum, all other terms, conditions, and agreements contained in the SPA shall remain in full force and effect.

11. This Addendum shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

12. Delivery of a signed copy of this lock-up agreement by e-mail/pdf transmission shall be effective as the delivery of the original hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date first written above.

Nest Egg Investments, LLC

By: Signed by: E1FFE9F5FA024F0...
Name: Trent McKendrick
Title: Director

AI Unlimited Group, Inc.

By: Signed by: Trent McKendrick 14FA6C21B033479...
Name: Trent McKendrick
Title: Director

BeyondTrade Securities, Inc.

By: Signed by: 50E374B7E386424...
Name: Zhi Lu
Title: Director

By: DocuSigned by: Bruce Ji DC4C96443C4D4C1...

Name: Xiaoqiang 'Bruce' Ji
Title: Director

AS INDIVIDUALS:

By: DocuSigned by: Bruce Ji DC4C96443C4D4C1....

Name: Xiaoqiang 'Bruce' Ji
Title: Individual

By: Signed by: 50E374B7E386424...

Name: Zhi Lu
Title: Individual